SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

See Item 2.03.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2013, True Drinks Holdings, Inc. (the "Company") executed a Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1, and other ancillary documents to receive a $2.0 million term loan from Avid Bank (the "Bank") (the "Term Loan"), which Term Loan will accrue interest at a rate of prime plus 2.75% and will mature on November 29, 2015. The Company's repayment of the Term Loan is secured by a continuing security interest in substantially all of the Company's assets. As additional consideration for the issuance of the Term Loan, the Company issued to the Bank a five-year warrant to purchase 200,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for $0.30 per share, a copy of which is attached hereto as Exhibit 10.2 (the "Bank Warrant"). A copy of the press release announcing the Term Loan is attached hereto as Exhibit 99.1

Proceeds from the Term Loan, together with a portion of the proceeds from the Series B Offering disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2013, were used to repay certain Notes issued during the Company's Note Offering between June 2013 and October 2013, totaling approximately $2.5 million in principal and accrued interest (the "Note Repayment"). The Company originally disclosed details pertaining to the Notes and the Note Offering in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2013.

In addition to the Note Repayment, holders of the remaining Notes issued during the Note Offering agreed to cancel Notes totaling $739,706 in principal and accrued interest, in exchange for 205,476 shares of Series B Convertible Preferred Stock ("Series B Preferred") and five-year warrants ("Series B Warrants") to purchase 862,995 shares of Common Stock for $0.30 per share, on substantially the same terms offered in the Series B Offering (the "Note Conversion").

Item 3.02   Unregistered Sales of Equity Securities

See Item 2.03.

The Bank Warrant, shares of Series B Preferred and Series B Warrants were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance on Section 3(a)(9) and/or Section 4(2) thereof and Rule 506 of Regulation D thereunder.  The Bank and each of the Note holders represented that it was an “accredited investor” as defined in Regulation D.  The proceeds from the issuance of Common Stock upon exercise of the Bank Warrant and Series B Warrants are expected to be used for general corporate purposes.

Item 7.01   Regulation FD Disclosure

The Company will make a presentation today to participants at the LD Micro Conference in Los Angeles, California. A copy of the Company's presentation materials are attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 8.01   Other Events

See Item 2.03.

Item 9.01   Financial Statements and Exhibits

See Exhibit Index.

Disclaimer

The foregoing description of the Loan and Security Agreement and Bank Warrant do not purport to be complete, and are qualified, in their entirety, by reference to the full text of the Loan and Security Agreement and Bank Warrant, attached hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: December 5, 2013	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement
10.2	Bank Warrant
99.1	Press Release, dated December 5, 2013
99.2	Investor presentation materials for the LD Micro Conference.